UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2021

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information.

On November 3, 2021, the board of directors of fuboTV, Inc. (the “Company”) appointed Alberto Horihuela as Chief Growth Officer of the Company, effective immediately. Mr. Horihuela, a co-founder of the Company, previously served as its Chief Marketing Officer.

In recognition of his servics to the Company and in connection with his promotion, Mr. Horihuela was granted a restricted stock unit award under the Company’s 2020 Equity Incentive Plan (the “Plan”) covering 1,400,000 shares of the Company’s common stock (the “Promotion RSU Award”). In addition, he will be eligible to receive an additional restricted stock unit award covering 500,000 shares of the Company’s common stock (the “Additional RSU Award” and, together with the Promotion RSU Award, the “Horihuela Awards”) at such time as the members of the Company’s management team receive their 2021 long-term incentive awards. The Horihuela Awards will vest upon the attainment of pre-determined performance metrics over a five year performance period. Following his receipt of the Additional RSU Award, Mr. Horihuela will not be eligible to receive additional long-term incentive awards under the Plan until 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: November 5, 2021	By:	/s/ David Gandler
David Gandler
Chief Executive Officer